Exhibit 1.1

BEIGENE, LTD.

59,696,000 Shares

(par value US$0.0001 per Share)

INTERNATIONAL UNDERWRITING AGREEMENT

August 2, 2018

Morgan Stanley Asia Limited (“Morgan Stanley”)

46th Floor, International Commerce Centre

1 Austin Road West Kowloon

Hong Kong

Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”)

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Credit Suisse (Hong Kong) Limited (“Credit Suisse”)

Level 88, International Commerce Centre

1 Austin Road West Kowloon

Hong Kong

CLSA Limited (“CLSA”)

18/F One Pacific Place

88 Queensway
Hong Kong

As Joint Global Coordinators (as defined herein) and representatives of the International Underwriters (as defined herein)

Morgan Stanley Asia Limited

46th Floor, International Commerce Centre

1 Austin Road West Kowloon

Hong Kong

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As the Joint Sponsors (as defined herein)

Morgan Stanley & Co. International plc (“MSIP”)

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Credit Suisse (Hong Kong) Limited

Level 88, International Commerce Centre

1 Austin Road West Kowloon

Hong Kong

CLSA Limited

18/F One Pacific Place

88 Queensway
Hong Kong

China International Capital Corporation Hong Kong (“CICC”)

Securities Limited

29/F, One International Finance Centre

1 Harbour View Street,

Central, Hong Kong

Deutsche Bank AG, Hong Kong Branch (“DB”)

52/F, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

UBS AG Hong Kong Branch (“UBS”)

52/F, Two International Finance Centre

8 Finance Street

Central

Hong Kong

China Renaissance Securities (Hong Kong) Limited (“CRS”)

Units 8107-08, International Commerce Center

No. 1 Austin Road West, Kowloon

Hong Kong

As the International Underwriters (as defined herein)

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Ladies and Gentlemen:

BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the purchasers procured by the several International Underwriters named in Part A of Schedule I hereto (the “International Underwriters”) or failing which, to the International Underwriters ordinary shares of par value US$0.0001 per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”).  The Company proposes to initially issue and sell to the purchasers procured by the International Underwriters or failing which, to the International Underwriters an aggregate of 59,696,000 Shares (the “Firm Shares”).  In addition, the Company proposes to sell to the purchasers procured by the International Underwriters or failing which, the International Underwriters up to 9,840,000 additional Shares (the “Option Shares”).  The Firm Shares and the Option Shares are herein referred to collectively as the “International Offer Shares.”  The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering.”

The Company has entered into an agreement dated July 27, 2018 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 5,904,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”).  The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.”  Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.”  Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$108.00 per Share (the “Offer Price”), which is exclusive of brokerage per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offer Price (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the Offer Price (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the Offer Shares. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the Offer Shares.

The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates (the “Agreement Between Syndicates”), which, among other

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things, confirms that Morgan Stanley, Goldman Sachs, Credit Suisse and CLSA shall act as the joint global coordinators (the “Joint Global Coordinators”) of the Global Offering.

A prospectus dated July 30, 2018 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (File No. 333-218301) relating to the registration of the Shares. The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary International Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “U.S. Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing International Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof is hereinafter called the “Final International Prospectus”; any reference herein to the Basic Prospectus, the Pricing International Prospectus, any Preliminary International Prospectus or the Final International Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary International Prospectus or the Final International Prospectus shall be deemed to refer to and include any post-effective amendment to the U.S. Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary International Prospectus, or the Final International Prospectus, as the case may be; any reference to any amendment to the U.S. Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the U.S. Registration Statement that is incorporated by reference in the U.S. Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any “bona fide electronic roadshow” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person is hereinafter called a “broadly available roadshow.” The Pricing International Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information set forth in Schedule II(b) to

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this Agreement, all considered together are herein referred to collectively as the “Disclosure Package.” As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is 2:30 p.m., Hong Kong time on the date of this Agreement.

In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK.  Morgan Stanley and Goldman Sachs are acting as the joint sponsors to the Company’s application for listing (the “Joint Sponsors”).

For purposes of this Agreement:

“Affiliate” (i) in relation to any person, shall mean any other person which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person and (ii) in relation to a particular company, shall mean any company or other entity which is its holding company or subsidiary, or any subsidiary of its holding company or which directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the company specified; for the purposes of the foregoing, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlled by” and “under common control with” shall be construed accordingly;

“Approvals and Filings” means any approvals, licences, consents, authorizations, permits, permissions, clearances, certificates, orders, concessions, qualifications, registrations, declarations and/or filings;

“Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational;

“business day” means a day (other than Saturday or Sunday) on which banking institutions in Hong Kong and New York are open generally for normal banking business.

“CCASS” means the Central Clearing and Settlement System established and operated by HKSCC;

“Cornerstone Investment Agreements” means the several cornerstone investment agreements entered into, among others, between the Company and the several cornerstone investors as described in the section headed “Cornerstone Investors” in the Hong Kong Prospectus;

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“Directors” means the directors of the Company whose names are set out in the section headed “Directors and Senior Management” of the Hong Kong Prospectus;

“Encumbrance” means any mortgage, charge, pledge, lien or other security interest or any option, restriction, right of first refusal, right of pre-emption or other third party claim, right, interest or preference or any other encumbrance of any kind;

“Group” means the Company and all of its subsidiaries, and the expression “member of the Group” shall be construed accordingly;

The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

“HK$” or “Hong Kong dollars” means Hong Kong dollars, the lawful currency of Hong Kong;

“HKSCC” means Hong Kong Securities Clearing Company Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Hong Kong Registrar” means Computershare Hong Kong Investor Services Limited;

“Industry Consultant” means Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.;

“Internal Control Consultant” means Ernst & Young (China) Advisory Limited Beijing Branch;

“Investor Presentation Materials” means all information, materials and documents issued, given or presented in any of the investor presentations and/or roadshow presentations conducted by or on behalf of the Company in connection with the Global Offering;

“Joint Bookrunners” means Morgan Stanley (in relation to Hong Kong Public Offering only), MSIP (in relation to the International Offering only), Goldman Sachs, Credit Suisse, CLSA, CICC, DB and UBS;

“Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority);

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“Listing Date” means the first day on which the Shares commence trading on the SEHK (which is expected to be on August 8, 2018);

“Material Adverse Effect” means any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole;

“Nominee” means Horsford Nominees Limited;

“Offering Documents” means the Hong Kong Public Offering Documents, the Preliminary International Prospectus and the Final International Prospectus and any other document issued, given or used in connection with the contemplated offering and sale of the Offer Shares or otherwise in connection with the Global Offering, including, without limitation, any Investor Presentation Materials relating to the Offer Shares and, in each case, all amendments or supplements thereto, whether or not approved by the Joint Sponsors, the Joint Global Coordinators or any of the Underwriters;

“Operative Documents” means the Price Determination Agreement, the Receiving Bank Agreement, the Registrar Agreement and the Cornerstone Investment Agreements;

“Option Expiration Date” means the date falling thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering, being the last day of the period during which the Over-Allotment Option can be exercised pursuant hereto;

The term “or” is not exclusive.

“Price Determination Agreement” means the agreement in agreed form to be entered into between the Company and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) on the Price Determination Date to record the Offer Price;

“Price Determination Date” means the date on which the Offer Price is fixed for the purposes of the Hong Kong Public Offering in accordance with Clause 2.5 of the Hong Kong Underwriting Agreement;

“Receiving Bank” means Standard Chartered Bank (Hong Kong) Limited;

“Receiving Bank Agreement” means the agreement dated July 27, 2018 entered into between the Company, the Receiving Bank, the Joint Global Coordinators and the Nominee;

“Registrar Agreement” means the agreement entered into between the Company and the Hong Kong Registrar;

“Reporting Accountants” means Ernst & Young;

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“RMB” or “Renminbi” means renminbi, the lawful currency of the PRC;

“Securities and Futures Ordinance” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended from time to time;

“U.S.” and “United States” means the United States of America;

“US$” means United States dollars, the lawful currency of the United States; and

“White Form eIPO Service Provider” means Computershare Hong Kong Investor Services Limited.

1.                                      Sale and Purchase.

(a)                                 Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the purchasers procured by the several International Underwriters or failing which, to the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers for or failing which, purchase itself or through its Affiliates from the Company, the number of Firm Shares set forth opposite the name of such International Underwriter in Part A of Schedule I hereto (subject to any reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the Offer Price.

In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”) to procure purchasers for, or failing which to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers for or failing which, purchase themselves or through their respective Affiliates from the Company, ratably in accordance with the number of Firm Shares to be purchased by purchasers procured by each of the International Underwriters (“Subsequent Purchasers”) or failing which, each of the International Underwriters, all or a portion of the Option Shares at the Offer Price.  The Over-Allotment Option may be exercised by the Joint Global Coordinators at their sole and absolute discretion on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering, by written notice, substantially in the form set forth in Exhibit C hereto, to the Company.   Such notice shall set forth the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided however, that, no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as

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defined in Section 2 hereof) nor, unless the Joint Global Coordinators and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-Allotment Option shall have been exercised.  Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by the Subsequent Purchasers or failing which, each International Underwriter shall be the number (subject to such adjustment as the Joint Global Coordinators may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the Subsequent Purchasers or the several International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Part A of Schedule I hereto bears to the total number of Firm Shares (subject to any reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering), subject to adjustment in accordance with Section 8 hereof.

Upon the authorization by the Joint Global Coordinators of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale.  The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase International Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the Offer Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal.  In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b)                                 The Company and the International Underwriters agree as follows:

(A)                               that under the direction of the Joint Global Coordinators:

(i)                                      if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 12 times or more but less than 40 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong

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Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 13% of the total number of Offer Shares (excluding the Option Shares);

(ii)                                   if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 40 times or more but less than 85 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 17% of the total number of Offer Shares (excluding the Option Shares);

(iii)                                if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 85 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 33% of the total number of Offer Shares (excluding the Option Shares); and

(iv)                               subject to clauses (A)(i) through (iii) above, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Global Coordinators deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Global Coordinators in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the underwriting commission on the Reallocated Shares (which underwriting commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for

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the avoidance of doubt and without prejudice to the payment by the Company of the Incentive Fee referred to in subsection (c) of this Section 1, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(B) that the Joint Global Coordinators, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Joint Global Coordinators and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the Offer Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the underwriting commission on the number of Unsold Shares reallocated to it (which underwriting commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the Incentive Fees referred to in subsection (c) of this Section 1, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c)                                  In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the International Underwriters an underwriting commission per International Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 1) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section 1 which is equal to 2.5 per cent. of the Offer Price. The Joint Global Coordinators shall allocate such underwriting commission among the International Underwriters in proportion to their respective underwriting commission allocations as set out opposite their respective names in Part B (column 2) of Schedule I.  In addition, the Company shall pay to the Joint Global Coordinators (on behalf of the Underwriters) an incentive fee of 0.5 per cent. of the Offer Price for each Offer Share in respect of all the Offer Shares offered under the Global Offering including any Offer Shares issued pursuant to the exercise of the Over-Allotment Option (the “Incentive Fee”), which shall be allocated among the International Underwriters in proportion to their respective Incentive Fee entitlements as set out opposite their respective names in Part B (column 3) of Schedule I.

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(d)                                 In connection with the Global Offering, Morgan Stanley is expected to act as stabilization manager (the “Stabilization Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. The Stabilization Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization action pursuant to this subsection (d).  Any such agent shall have the rights and authorities conferred upon the Stabilization Manager pursuant to this subsection (d).  Any stabilization action taken by the Stabilization Manager or any person acting for it as stabilization manager shall be conducted in compliance with all applicable Laws. Each of the International Underwriters (other than the Stabilization Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Joint Global Coordinators) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company.

2.                                      Payment and Delivery.

(a)                                 The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around 9:30 a.m., Hong Kong time on August 8, 2018 or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing, and (B) with respect to Option Shares as to which the Over-Allotment Option has been exercised, at or around 9:30 a.m., Hong Kong time on the date specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of their exercise on behalf of the International Underwriters of the Over-Allotment Option to purchase such Option Shares or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing.  Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)                                 The International Offer Shares to be purchased by purchasers procured by the several International Underwriters or failing which, each International Underwriter hereunder (including any Unsold Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1 hereof) shall be delivered by or on behalf of the Company to the Joint Global Coordinators, in definitive form, and in such authorized denominations and

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registered in such names as the Joint Global Coordinators may on behalf of such International Underwriter request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of HKSCC for credit to such account or accounts in the CCASS, as designated in each case by the Joint Global Coordinators on behalf of such International Underwriter, against payment by or on behalf of such International Underwriter of the aggregate Offer Price therefor by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the Company by at least two business days’ notice prior to each Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Global Coordinators to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder.  The Company will cause the form of certificates representing the International Offer Shares to be made available for checking with respect thereto at the office of Computershare Hong Kong Investor Services Limited at least one business day prior to each Time of Delivery.

(c)                                  It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto.

(d)                                 At each Time of Delivery, (A) the Joint Global Coordinators shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Time of Delivery (i) the underwriting commission payable to the International Underwriters and the Incentive Fees payable to the Joint Global Coordinators and the Joint Bookrunners, pursuant to Section 1 hereof, (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), which the Joint Global Coordinators will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, and (iii) the amounts payable by the Company pursuant to Section 5 hereof, and (B) the Joint Global Coordinators shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto.  To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company hereunder are insufficient to cover the amounts payable to the Underwriters or the Joint Global Coordinators, as applicable, hereunder or otherwise payable by the Company hereunder, the Company shall, pay or cause to be paid in full, as soon as reasonably practicable upon written demand, the shortfall or the amounts not so deducted, as applicable, to the Joint Global Coordinators (for themselves or on behalf of the International

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Underwriters, as applicable) or to the relevant party entitled to the amount payable by the Company.  The Company hereby acknowledges and agrees that the International Underwriters will be entitled to retain for their account the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof) on a pro rata basis according to the proportions which the International Underwriters’ respective aggregate amount of underwriting commission (excluding the Incentive Fee) bear to the total aggregate amount of underwriting commissions (excluding the Incentive Fee) of all International Underwriters.

(e)                                  At each Time of Delivery or as soon as reasonably practicable upon demand after such Time of Delivery, to the extent that any amounts payable by the Company to the International Underwriters or the Joint Global Coordinators, as applicable hereunder or otherwise payable by the Company hereunder are not or will not be deducted at such Time of Delivery from the amounts payable to the Company hereunder, the Company shall pay, or cause to be paid, in full such amounts to the Joint Global Coordinators for themselves or on behalf of the International Underwriters (as applicable) or to the relevant party to which the amount is payable by the Company.

(f)                                   The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to Option Shares as to which the Over-Allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Davis Polk & Wardwell, 18th Floor, The Hong Kong Club Building, 3A Charter Road, Hong Kong (the “Closing Location”).  A meeting will be held at the Closing Location at 4:00 p.m., Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.                                      Representations and Warranties.

(a)                                 The Company represents and warrants to, and agrees with, each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters as set forth in Schedule III hereto.

(b)                                 The Company further represents and agrees that, without the prior consent of the Joint Global Coordinators, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Global Coordinators, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; and any such free writing prospectus the use of which has been

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consented to by the Company and the Joint Global Coordinators is listed on Schedule II hereto.

4.                                      Certain Covenants of the Company.  The Company agrees with each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters:

(a)                                 to take such action as may be reasonably required by the Joint Global Coordinators to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Global Coordinators may designate and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process in any jurisdiction (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Global Coordinators of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to (A) prepare each of the Disclosure Package and Final International Prospectus in a form approved by the Joint Global Coordinators, (B) advise the Joint Global Coordinators, promptly after it receives notice thereof, of the time when any amendment to the Disclosure Package or the Final International Prospectus has been filed or becomes effective and furnish the Joint Global Coordinators with copies thereof, and (C) make no further amendment or any supplement to each of the Disclosure Package and the Final International Prospectus prior to the last Time of Delivery which shall be disapproved by the Joint Global Coordinators and the Joint Sponsors promptly after reasonable notice thereof;

(c)                                  to furnish or make available without charge to the Joint Global Coordinators and the International Underwriters, prior to 10:00 a.m., New York City time, on the business day next succeeding the date hereof and thereafter from time to time, written and electronic copies of the Disclosure Package and the Final International Prospectus (and of each amendment or supplement thereto if the Company shall have made any such amendment or supplement) in such quantities and in such jurisdictions as the Joint Global Coordinators or the International Underwriters may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Final International Prospectus in connection with the offering or sale of the Offer Shares and if at such time any event shall have occurred as a result of which the Final International Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of

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the circumstances under which they were made when such Final International Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final International Prospectus or to file under the Exchange Act any document incorporated by reference in the Final International Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Joint Global Coordinators and upon the request of the Joint Global Coordinators to file such document and to prepare and furnish without charge to each International Underwriter and to any dealer in securities as many written and electronic copies as the Joint Global Coordinators may from time to time reasonably request of an amended Final International Prospectus or a supplement to the Final International Prospectus which will correct such statement or omission or effect such compliance; and in case any International Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Final International Prospectus, upon the request of the Joint Global Coordinators but at the expense of such International Underwriter, to prepare and deliver to such International Underwriter as many written and electronic copies as the Joint Global Coordinators may request of an amended or supplemented Final International Prospectus complying with Section 10(a)(3) of the Securities Act;

(d)                                 to advise the Joint Global Coordinators promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction for amendments or supplements to the Disclosure Package or the Final International Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible, including, without limitation, amending the U.S. Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the U.S. Registration Statement shall include any such amendment or new registration statement);

(e)                                  prior to 40 days after the latter of the Option Expiration Date and the date on which the Joint Global Coordinators notify the Company that the distribution of the International Offer Shares is complete, to comply with The Rules Governing the Listing of Securities on the SEHK (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable Law, including to disclose by way of announcement or otherwise and disseminate to the public, under certain circumstances, information affecting any estimated financial information contained in each of the Disclosure Package and the Final International Prospectus and any

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information required by the SEHK, the Listing Rules and/or any other applicable Law or Authority to be disclosed and disseminated to the public by the Company; provided, however, that no such disclosure shall be made by the Company without first having been submitted to the Joint Global Coordinators and the Joint Sponsors for their review not less than one business day prior to such issuance;

(f)                                   to furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Group certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Group for such quarter in reasonable detail; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to its shareholders at the time furnished or filed with the Commission;

(g)                                  until the third anniversary of the effective date of the U.S. Registration Statement, to furnish to the Joint Global Coordinators and the Joint Sponsors copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Joint Global Coordinators and the Joint Sponsors (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Joint Global Coordinators and the Joint Sponsors may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that any report, communication or financial statement furnished or filed with the Commission or any securities exchange on which any class of securities of the Company is listed that is publicly available on the Commission’s EDGAR system or the reporting system of such securities exchange shall be deemed to have been furnished to the Joint Global Coordinators and the Joint Sponsors at the time furnished or filed with the Commission or such securities exchange;

(h)                                 for so long as the Shares are outstanding, to file with the SEHK, the SFC and any other relevant Authority in Hong Kong, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

(i)                                     to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to

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be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final International Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares;

(j)                                    if required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Joint Global Coordinators and the Joint Sponsors and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than as may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Joint Global Coordinators and the Joint Sponsors promptly after reasonable notice thereof;

(k)                                 if by the third anniversary (the “Renewal Deadline”) of the initial effective date of the U.S. Registration Statement, any of the Offer Shares remain unsold by the International Underwriters under the U.S. Registration Statement, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offer Shares, in a form satisfactory to the Joint Global Coordinators and the Joint Sponsors.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offer Shares, in a form satisfactory to the Joint Global Coordinators and the Joint Sponsors and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other actions necessary or appropriate to permit the public offering and sale of the Offer Shares to continue as contemplated in the expired registration statement relating to the Offer Shares.  References herein to the U.S. Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(l)                                     to pay the required Commission filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(m)                             that no preferential treatment has been, nor will be, given to any placee and its close associates by virtue of its relationship with the Company in any allocation in the placing tranche unless otherwise permitted to do so under the Listing Rules or any waivers granted by the SEHK;

(n)                                 to use the net proceeds received by it from the sale of the Offer Shares pursuant to this Agreement in the manner specified in the Pricing International Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any Governmental Agency

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having jurisdiction over the Company or the other members of the Group; the Company will not use any of the proceeds from the offering of the Offer Shares contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Offer Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence;

(o)                                 except for the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to the Over-Allotment Option), during the period commencing on the date of this Agreement and ending on, and including, the date that is six months after the Listing Date (the “Six-Month Period”), the Company hereby undertakes to each of the Joint Global Coordinators, the Joint Sponsors and the International Underwriters not to, without the prior written consent of the Joint Global Coordinators (on behalf of the International Underwriters) and unless in compliance with the requirements of the Listing Rules:

(A)                               offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, without your prior written consent; or

(B)                               enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Shares or other securities of the Company, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Shares or other securities of the Company); or

(C)                               enter into any transaction with the same economic effect as any transaction specified in paragraphs (A) or (B) above; or

(D)                               offer to or contract to or agree to announce, or publicly disclose that the Company will or may enter into any such transaction described in paragraphs (A), (B) or (C) above,

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in each case, whether any such transaction specified in paragraphs (A), (B) or (C) above is to be settled by delivery of the Shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Shares or other securities of the Company will be completed within the Six-Month Period);

(p)                                 until the Joint Global Coordinators have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilization Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(q)                                 not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(r)                              upon reasonable request of any International Underwriter in writing, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter’s list of completed deals posted on its website or contained in other materials prepared by such International Underwriter;

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(s)                                                  to use its best endeavors to procure that it will maintain a listing for and will refrain from taking any action that could jeopardize the listing status of, the Shares on the SEHK, and comply with the Listing Rules and all requirements of the SEHK and the SFC, for at least one year except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

(t)                                                   to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against (i) any documentary, stamp, or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Disclosure Package and the Final International Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except in the case of a resale of Offer shares where such International Underwriters initially purchased Offer Shares for their investment accounts) and (ii) any taxes, duties or governmental charges which they are required to pay in respect of any amount paid by the Company under this Agreement, or which are imposed due to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement (except for taxes imposed on an International Underwriter due to the International Underwriter being a tax resident of the jurisdiction imposing the tax);

(u)                                                to comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act;

(v)                                                prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Offer Shares, without prior consent of the Joint Global Coordinators;

(w)                                              not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Offer Shares in the United States by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offer Shares, in each case other than the Final International Prospectus; and

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(x)                                                to comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the U.S. Registration Statement, the Pricing International Prospectus or the Final International Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Global Coordinators and, if requested by the Joint Global Coordinators, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

5.                                      Covenant of the Company to Pay Costs. The Company covenants and agrees with each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters to pay or cause to be paid the following (where relevant, in such amounts as previously agreed with such parties in their respective engagement letters, services agreements or contracts, including but not limited to the US$200,000 cap on the out-of-pocket expenses (as defined therein) of each Joint Sponsor incurred in accordance with the engagement letter dated March 21, 2018 between the Company and the Joint Sponsors):

(a)                                 the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the U.S. Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, any Issuer Free Writing Prospectus and the Final International Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the International Underwriters and dealers;

(b)                                 all capital duty (if any), premium duty (if any) and any other fees, charges, taxes and expenses payable by the Company or the International Underwriters in respect of the creation, issue, sale, initial resale and delivery of the Offer Shares;

(c)                                  any remaining payable sponsor fees as set out in the sponsor engagement letter between the Joint Sponsors and the Company dated March 21, 2018;

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(d)                                 the cost of printing or producing any Agreement among the International Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;

(e)                                  all costs of the printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(f)                                   all International Underwriters’ expenses in connection with the issuance of Shares for offering and sale under the applicable Laws of the jurisdictions, which, for the avoidance of doubt, do not include the fees and disbursements of counsels for the International Underwriters;

(g)                                  the fees and documented disbursements of counsels for the International Underwriters as separately agreed between the Company and such counsel in connection with the listing of the Shares on the Main Board of the SEHK;

(h)                                 all fees and expenses in connection with listing the Shares on the Main Board of the SEHK and costs of dispatch and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto;

(i)                                     all fees and expenses of conducting company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering;

(j)                                    the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the SEHK of the terms of the sale of the Shares;

(k)                                 the cost of preparing share certificates;

(l)                                     the cost and charges of the Hong Kong Registrar and the White Form eIPO Service Provider;

(m)                             CCASS transaction fees payable in connection with the Global Offering;

(n)                                 fees and expenses of other agents and advisers appointed by the Company relating to the Global Offering, including but not limited to, the Reporting Accountants, Internal Control Consultant, the Industry Consultant, any public relations consultants, any translators engaged and instructed by the Company, the Receiving Banks and the Nominee and the financial printer;

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(o)                                 the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares, all costs and expenses related to the press conferences of the Company in relation to the International Offering and all reasonable, documented out-of-pocket expenses of the International Underwriters in connection with the International Offering, provided that the Company and the International Underwriters shall each be responsible for 50% of the cost of any aircraft chartered in connection with the road show; and

(p)                                 all other reasonable, documented costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this section; provided, however, that the amount of fees and disbursements of counsel for the International Underwriters payable pursuant to subclauses (f), (h), (j) of this section shall not exceed US$30,000 in the aggregate.

It is understood, however, that, except as provided in this section, and section 9 hereof, the Underwriters will pay all of their own costs and expenses and any advertising expenses connected with any offers they may make and that the out-of-pocket expenses of each of the Joint Sponsors payable by the Company shall in any event be capped at US$200,000.

If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission and incentive fee under Section 1(c), but the Company shall pay or reimburse or cause to be paid or reimbursed all costs, expenses, fees, charges and taxes referred to in this Section 5 which have been incurred or are liable to be paid by the Joint Global Coordinators and/or the International Underwriters and all other costs, expenses, fees, charges and taxes payable by the Company pursuant to this Section 5, forthwith upon demand by the Joint Global Coordinators and/or the International Underwriters or the relevant party which incurred the costs, expenses, fees, charges and taxes, as the case may be.

6.                                      Conditions of the International Underwriters’ Obligations.  The several obligations of the International Underwriters hereunder are subject, in their discretion, to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate at and as of the Time of Sale, the date of the Final International Prospectus, the date of any amendment or supplement to the Disclosure Package or the Final International Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, to the performance by the Company of all its obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a)                                 The Final International Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable

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time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the U.S. Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the U.S. Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary International Prospectus, Final International Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Global Coordinators;

(b)                                 the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a certificate of its executive officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in the form set forth in Exhibit A hereto;

(c)                                  the Company shall, on the date of this Agreement, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a certificate of its Chief Financial Officer, dated the date of this Agreement, the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in the form set forth in Exhibit B hereto;

(d)                                 the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors certificates of officers of the Company satisfactory to the Joint Global Coordinators and the Joint Sponsors as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Joint Global Coordinators and the Joint Sponsors may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to the Joint Global Coordinators and the Joint Sponsors with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the shareholders and the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Offer Shares and the incumbency and specimen signatures of signing officers, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (s)

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and (v) of this Section and as to such other matters as the Joint Global Coordinators and the Joint Sponsors may reasonably request;

(e)                                  Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company as to U.S. Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a corporate opinion, a tax opinion and Rule 10b-5 disclosure letter addressed to the Joint Global Coordinators and the Joint Sponsors and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(f)                                   Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(g)                                  Fangda Partners, counsel for the Company as to PRC Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(h)                                 Mourant Ozannes, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(i)                                     Cooley LLP, intellectual property counsel for the Company, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

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(j)                                    Davis Polk & Wardwell, counsel for the International Underwriters as to U.S. Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion and Rule 10b-5 disclosure letter addressed to the Joint Global Coordinators and the Joint Sponsors and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(k)                                 Davis Polk & Wardwell, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(l)                                     Jun He Law Offices, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators and the Joint Sponsors and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(m)                             the Joint Global Coordinators and the Joint Sponsors shall have received from the Reporting Accountants letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and addressed to the Joint Global Coordinators and the Joint Sponsors with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors, containing statements and information of the type ordinarily included in accountants’ “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each of the Disclosure Package and the Final International Prospectus;

(n)                                 no Preliminary International Prospectus, Pricing International Prospectus, Issuer Free Writing Prospectus or Final International Prospectus or amendment or supplement to the U.S. Registration Statement, the Preliminary International Prospectus, the Pricing International Prospectus or the Final International Prospectus shall have been filed to which the Joint Global Coordinators shall have reasonably objected in writing;

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(o)                                 none of the directors of the Company shall have revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations shall remain in full force and effect;

(p)                                 none of the Joint Sponsors, the Reporting Accountants, Fangda Partners, Mourant Ozannes or the Industry Consultant shall have withdrawn its consent to the inclusion of its reports, letters, summaries of valuations and legal opinions (as the case may be) and references to its name in the form and context in which they appear in the Disclosure Package or in the Final International Prospectus;

(q)                                 the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(r)                                    the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder;

(s)                                   (i) Neither the Company nor any other member of the Group shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the U.S. Registration Statement and the Disclosure Package and the Final International Prospectus, and (ii) since the date as of which information is given in the Disclosure Package there shall not have been any change in the share capital, short or long-term debt of the Company or any other member of the Group (other than as a result of the exercise or vesting of any outstanding share options, restricted share units or warrants issued pursuant to the Company’s equity incentive plans described in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus, the award of share options or restricted share units pursuant to the Company’s equity incentive plans that are described in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus, or the repurchase of capital shares (subject to appropriate adjustment for share splits, share dividends, combinations and the like following the date of this Agreement) in connection with any early exercise of share options or forfeiture of restricted share units that were issued pursuant to the Company’s equity incentive plans described in the U.S. Registration Statement, the Disclosure Package and the Final

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International Prospectus to employees in connection with such employees’ termination of service to the Company) or any change or development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus, the effect of which, in any such case described in clause (s)(i) or (s)(ii), is in the judgment of the Joint Global Coordinators so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Disclosure Package and the Final International Prospectus;

(t)                                    on or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Select Market or the New York Stock Exchange, the SEHK, the Shanghai Stock Exchange or the Shenzhen Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities in New York, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or its subsidiaries; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, Hong Kong, the PRC, the Cayman Islands or elsewhere, and, in the case of clauses (iv), (v), (vi) or (vii), if the effect of any such event specified in such clauses, in the judgment of the Joint Global Coordinators, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Disclosure Package and the Final International Prospectus;

(u)                                 Each party set forth in Exhibit D attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the form attached as Exhibit E hereto;

(v)                                 there shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that

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seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Offer Shares, the listing and trading of the Offer Shares on the Main Board of the SEHK, this Agreement and the transactions contemplated thereby or hereby; and

(w)                               there shall not be any adverse legislative or regulatory developments related to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009 (the “M&A Rules”) and any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”) which in the sole judgment of the Joint Sponsors and Joint Global Coordinators (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Final International Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel, dated on or about the Time of Delivery);

7.                                      Effective Date of Agreement; Termination.

(a)                                 This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)                                 This Agreement shall terminate in the event of the termination of the Hong Kong Underwriting Agreement in accordance with its terms thereof.

(c)                                If this Agreement shall be terminated pursuant hereto, the Company shall not then be under any liability to any International Underwriter except as provided in Sections 5 and 9 hereof; but, if for any other reason, any International Offer Shares are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of any failure to complete the sale and delivery of the International Offer Shares, promptly (and, in any event, not later than 30 days) reimburse the International Underwriters through the Joint Global Coordinators for all out-of-pocket expenses approved in writing by the Joint Global Coordinators, including fees and disbursements of counsel, reasonably incurred by the International Underwriters in making preparations for the purchase, sale and delivery of the International Offer Shares not so delivered, but the Company shall then be under no further liability to any International Underwriter in respect of the

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International Offer Shares not so delivered except as provided in Sections 5 and 9 hereof.

8.                                      Increase in International Underwriters’ Commitments.

(a)                                 If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder at a Time of Delivery, the non-defaulting International Underwriters may in their discretion arrange for the non-defaulting International Underwriters or another party or other parties to purchase such International Offer Shares on the terms contained herein. If within thirty-six hours after such default by any International Underwriter, the non-defaulting International Underwriters do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting International Underwriters to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed periods, the non-defaulting International Underwriters notify the Company that they have so arranged for the purchase of such International Offer Shares, or the Company notifies the non-defaulting International Underwriters that it has so arranged for the purchase of such International Offer Shares, the non-defaulting International Underwriters or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the U.S. Registration Statement or the Final International Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the U.S. Registration Statement or the Final International Prospectus which in the opinion of the International Underwriters may thereby be made necessary. The term “International Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or Underwriters by the non-defaulting International Underwriters and the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of the International Offer Shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of the International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or

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Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or Underwriters by the non-defaulting International Underwriters and the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase the International Offer Shares of a defaulting International Underwriter or Underwriters, then this Agreement (or, with respect to the Additional Time of Delivery, the obligations of the International Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company, except for the expenses to be borne by the Company and the International Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

9.                                      Indemnity and Contribution.

(a)                                 The Company will indemnify and hold harmless each International Underwriter, its partners, directors, head offices, officers, employees, representatives, agents and members, any person who controls any such Joint Sponsor, International Underwriter or Joint Bookrunner within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any branch, associate or “affiliate” (within the meaning of Rule 405 under the Securities Act) of any such Joint Sponsor, International Underwriter or such Joint Bookrunner, as the case may be, and the successors and assigns of all of the foregoing persons,  against any losses, claims (and any action, suit or proceeding (including, without limitation, any investigation or inquiry by or before any Authority)), damages, expenses or liabilities, joint or several, to which such International Underwriter or any such person may become subject, under the Securities Act or otherwise (including, without limitation, all legal and other expenses incurred in investigating or defending such losses, claims, damages, expenses or liabilities), insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the U.S. Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Pricing International Prospectus, the Disclosure Package or the Final International Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements

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therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expenses or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the U.S. Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Pricing International Prospectus or the Final International Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)                                 Each International Underwriter severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the U.S. Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Pricing International Prospectus, the Disclosure Package, the Final International Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the U.S. Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Pricing International Prospectus, the Disclosure Package, the Final International Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an International Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Joint Global Coordinators expressly for use therein; it being understood and agreed upon that the only such information furnished by any International Underwriter consists of the following information in the Final International Prospectus furnished on behalf of each International Underwriter:  the information contained under the subheading “Sales in the United States”, under the subheading “Activities by the Underwriter”, and under the subheading “Stabilization”, under the caption “Underwriting”.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party in writing of the commencement thereof shall

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not relieve it from any liability which it may have to any indemnified party (i) under such subsection unless and to the extent it did not otherwise learn of such action and it has been materially prejudiced by such omission to notify through the forfeiture by the indemnifying party of substantial rights and defenses and (ii) otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters, on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the International Underwriters, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses)

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received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Final International Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any International Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any International Underwriter; and the obligations of the International Underwriters under this Section 9 shall be in addition to any liability which the respective International Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the U.S. Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f)                                   The respective indemnities, agreements, representations, warranties and other statements of the Company and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any

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International Underwriter or any controlling person of any International Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offer Shares.

10.                               Notices.  In all dealings hereunder, the Joint Global Coordinators shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Global Coordinators.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or fax, and (A) if to the International Underwriters, shall be sufficient in all respects if delivered or sent to Morgan Stanley at 46th Floor, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Ms. Jasmine Fan / Mr. Tim Ruan, fax number: +852 2239 7805, Goldman Sachs at 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Mr. John Zeng / Mr. Christopher Chan / Mr.Chris Chau / Ms. May Yip, fax number: +852 2233 5197, Credit Suisse at Level 88, International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong, Attention: Investment Banking & Capital Markets — Legal, fax number: +852 2284 7184, CLSA at 18/F One Pacific Place, 88 Queensway, Hong Kong, Attention: Ms. Vivien Yu / Mr. Frank Yu, fax number: +852 2877 0110 / +852 2169 0801, MSIP at 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Ms. Jasmine Fan / Mr. Tim Ruan, fax number: +852-3407-5703, CICC at 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, Attention: Mr. Liang Jin, fax: +8610 6505 1156, DB at 52/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Syndicate Desk, fax: +852 2203 7202, UBS at 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, Attention: Mr. Alfred Li, fax: +852 2514 5995, and CRS at Units 8107-08, International Commerce Center, No.1 Austin Road West, Kowloon, Hong Kong, Attention: Mr. Lawrence Yee, fax: +852 2287 1699 and (B) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at The offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attention: Mr. Scott A. Samuels, Senior Vice President, General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom, 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, Attention: Christopher W. Betts; provided, however, that any notice to an International Underwriter pursuant to subsection (c) of Section 9 hereof shall be delivered or sent to such International Underwriter at its address or fax number previously provided to the Joint Global Coordinators, which address or fax number will be supplied to the Company by the Joint Global Coordinators upon request.

11.                               Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

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12.                               Submission to Jurisdiction; Waiver of Immunity.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any International Underwriter or by any person who controls any International Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any International Underwriter or by any person who controls any International Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. The Company and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.                               Judgment Currency Indemnity.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, will indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

14.                               Taxation.  All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges in which event the Company shall pay such additional amounts as may be necessary in order that the net amounts received by an

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International Underwriter after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

15.                               Bail-In Action:  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each BRRD Counterparty (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by:

(a)                                                the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party (as defined below) to the relevant BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)                                                the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

In this Clause:

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

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“BRRD Counterparty” means any party to this Agreement to whom the BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means Morgan Stanley & Co. International plc; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

16.                               No Fiduciary Relationship.  The Company acknowledges and agrees that (i) the underwriting of the International Offer Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several International Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each International Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no International Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such International Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the International Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto;

17.                               Time of the Essence.  Time shall be of the essence of this Agreement.

18.                               Counterparts.  This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

19.                               Entire Agreement. This Agreement and the Hong Kong Underwriting Agreement constitute the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the International Offer Shares by the International Underwriters and supersede and extinguish any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of the Hong Kong Underwriting Agreement and this Agreement.

20.                               Parties at Interest; Successors and Assigns.  This Agreement herein set forth has been and is made solely for the benefit of the Joint Sponsors, the Joint Global Coordinators, the International Underwriters, the Company and, to the extent provided in

39

Section 9 hereof, the controlling persons, partners, directors, officers, members and Affiliates referred to in such Section, and each person who controls, any Joint Sponsor, Joint Global Coordinator, International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company and the International Underwriters, severally.

[Signature pages to follow]

40

Very truly yours,

For and on behalf of

BEIGENE, LTD.

By:	/s/ Qing Nian
Name: Qing Nian
Title: Duly authorized officer

Accepted and agreed to as of the date first above written, for and on behalf of

MORGAN STANLEY ASIA LIMITED

By:	/s/ Michelle Kong
Name: Michelle Kong
Title: Managing Director

Accepted and agreed to as of the date first above written, for and on behalf of

GOLDMAN SACHS (ASIA) L.L.C.

By:	/s/ Joseph Daniel Swift
Name: Joseph Daniel Swift
Title: Managing Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

CREDIT SUISSE (HONG KONG) LIMITED

By:	/s/ Kevin Rumjahn
Name: Kevin Rumjahn
Title: Managing Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

CLSA LIMITED

By:	/s/ Frank Yu
Name: Frank Yu
Title: Head of Corporate Finance & Capital Markets

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Michelle Kong
Name: Michelle Kong
Title: Managing Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:	/s/ Shi Qi
Name: Shi Qi
Title: Managing Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	/s/ Jason Cox
Name: Jason Cox
Title: Managing Director

By:	/s/ Leong Tzi Ying
Name: Leong Tzi Ying
Title: Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

UBS AG HONG KONG BRANCH

By:	/s/ Ada Wat
Name: Ada Wat
Title: Executive Director

By:	/s/ Alfred Li
Name: Alfred Li
Title: Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

CHINA RENAISSANCE SECURITIES (HONG KONG) LIMITED

By:	/s/ Lawrence Yee
Name: Lawrence Yee
Title: General Manager

[Signature page to IUA]

SCHEDULE I

Part A

International Underwriter	Number of Firm Shares
Morgan Stanley & Co. International plc	20,271,767
Goldman Sachs (Asia) L.L.C.	20,271,767
Credit Suisse (Hong Kong) Limited	5,969,600
CLSA Limited	4,477,200
China International Capital Corporation Hong Kong Securities Limited	2,487,333
Deutsche Bank AG, Hong Kong Branch	2,487,333
UBS AG Hong Kong Branch	2,487,333
China Renaissance Securities (Hong Kong) Limited	1,243,667

Total	59,696,000

SCHEDULE I

Part B

SCHEDULE II

BEIGENE, LTD.

(a)                                   Issuer Free Writing Prospectuses not included in the Disclosure Package: None

(b)                                   Materials and information other than the Pricing International Prospectus that comprise the Disclosure Package:

Number of Shares offered under the International Offering: 59,696,000, not including the Option Shares

Pricing information: HK$108.00 per Share

Issuer Free Writing Prospectus: None

SCHEDULE III

Representations and Warranties of the Company

The Company represents and warrants to each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters as follows:

1.                                      Accuracy of information

1.1.                            The U.S. Registration Statement conforms, and the Final International Prospectus and any further amendments or supplements to the U.S. Registration Statement and the Final International Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the U.S. Registration Statement and as of the applicable filing date as to the Final International Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

1.2.                            The Disclosure Package as of the Time of Sale did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, listed on Schedule II(a) hereto does not conflict with the information contained in the U.S. Registration Statement, the Pricing International Prospectus, the Final International Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Time of Sale, did not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

1.3.                            The documents incorporated by reference in the Pricing International Prospectus and the Final International Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing International Prospectus and the Final International Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto.

1.4.                            To the Company’s knowledge, all information disclosed or made available in writing or orally during the course of this offering (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of the authorized representatives of the Company to the SEHK, the SFC, the Commission, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners or the Underwriters, was so disclosed or made available in good faith and was when given and, except as subsequently disclosed in all of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus or otherwise notified to the SEHK, the SFC and/or the Commission, as applicable, remains complete, true and accurate in all material respects and not misleading in any material respect.

1.5.                            To the Company’s knowledge, all information comprising expressions of opinion or intention, forward-looking statements, forecasts and estimates so disclosed during the course of this offering have been made after due and careful consideration and are and remain based on reasonable grounds and assumptions and represent reasonable and fair expectations honestly held based on facts known to the Company.

1.6.                            The statements set forth in the Pricing International Prospectus and Final International Prospectus under the captions “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Underwriting,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate and materially complete and fair.

1.7.                            There are no contracts or documents which are required to be described in the U.S. Registration Statement and the Pricing International Prospectus or to be filed as exhibits to the U.S. Registration Statement which have not be so described and filed as required.

2.                                      The Company and the Group

2.1.                            The Company has the authorised and issued share capital as set forth in each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus and all of the issued shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof contained in or incorporated by reference into each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus; and except for USD13,500,000 of the registered capital of BeiGene (Beijing) Co., Ltd., RMB59,755,385 of the registered capital of BeiGene Biologics Co., Ltd. and RMB450,000,000 of the registered capital of BeiGene Guangzhou Biologics Manufacturing Co., Ltd. which will be required to be paid in accordance with the time limits as set forth in their respective articles of association, all of the issued share capital of each of the other members of the Group has been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any Encumbrance; except as described in each of the Disclosure Package and the Final International Prospectus (including securities issued pursuant to an equity incentive plan described in the Disclosure Package and the Final International Prospectus), there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares, or any other class of share capital of the Company; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the HKSCC; the Shares, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares under the laws of the PRC, Hong Kong, Cayman Islands or United States, except as described in the Disclosure Package and the Final International Prospectus.

2.2.                            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final International Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final International Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. None of the Company or any other member of the Group nor any person acting on behalf of any of them has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened, to wind up, liquidate, dissolve, make dormant or eliminate the Company or any other member of the Group.

2.3.                            Each of the Company and any other member of the Group that were incorporated outside of the PRC has taken, or is in the process of taking, if applicable, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

2.4.                            Each of the Company and each of the Company’s directors that signed the U.S. Registration Statement is aware of and has been advised as to, the content of the M&A Rules, in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the China Securities Regulatory Commission (the “CSRC”) prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the U.S. Registration Statement and each director has confirmed that he or she understands such legal advice.

2.5.                                 Each of the Company and its subsidiaries has obtained or made and hold and are in compliance with all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over the Company and its subsidiaries required in order to own, lease, license and use its properties, assets and conduct its business in the manner described in the Disclosure Package and the Final International Prospectus, except where the failure to obtain such Approvals and Filings would not be reasonably expected to have a Material

Adverse Effect, and such Approvals and Filings contain no material restrictions or conditions not described in the Disclosure Package and the Final International Prospectus; no member of the Group is aware that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings; and the Company and any other member of the Group are in compliance with the provisions of all such Approvals and Filings.

2.6.                            (A) The Company has no subsidiaries other than those as set forth in each of the Disclosure Package and the Final International Prospectus; and (B) except as disclosed in each of the Disclosure Package and the Final International Prospectus, the Company owns all of the issued or registered share capital or other equity interests of or in each of the other members of the Group.

2.7.                            Except as described in the Disclosure Package and the Final International Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

3.                                      Offer Shares

3.1.                            The Offer Shares have been duly and validly authorised and, when issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the U.S Registration Statement, the Disclosure Package and the Final International Prospectus.

3.2.                            No holder of Offer Shares after the consummation of the transactions contemplated by this Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares; and except as set forth in the Disclosure Package and the Final International Prospectus, there are no limitations on the rights of holders of the Shares to hold, vote or transfer their securities.

3.3.                            The issuance and sale of the Shares, the listing and trading of the Shares on the SEHK or the consummation of the transactions contemplated by this Agreement is not and will not be, as of the date hereof or at each Time of Delivery, adversely affected by the M&A Rules and Related Clarifications.

3.4.                            As of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Shares, the listing and trading of the Shares on the SEHK, or the consummation of the transactions contemplated by this Agreement.

4.                                      This Agreement and Operative Documents

4.1.                            Each of this Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company.

4.2.                            Each of this Agreement and the Operative Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or and the Operative Documents, it is not necessary that this Agreement or and the Operative Documents be filed or recorded with any court or other authority in the Cayman Islands or, except for any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Operative Documents or any other documents to be furnished hereunder.

4.3.                            Any certificate signed by any officer of the Company or any other members of the Group and delivered to the Hong Kong Underwriters and International Underwriters or counsel for the Hong Kong Underwriters and International Underwriters in connection with the offering of the Offer Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Hong Kong Underwriters and International Underwriters.

5.                                      No conflict, compliance and approvals

5.1.                                  Except as described in the Disclosure Package and the Final International Prospectus in each of the risk factors under the captions “Risk Factors—Risks Related to Our Doing Business in the PRC—Any failure to comply with PRC regulations regarding our employee equity incentive plans and investments in offshore companies by PRC residents may subject the PRC plan participants and PRC-resident beneficial owners or us to fines and other legal or administrative sanctions,” neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, Cayman Islands, Hong Kong and any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in the PRC, Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (D) above, such breach, default or violation would not be reasonably expected to have a Material Adverse Effect.

5.2.                                  The issue and sale of the Shares and the execution and delivery of this Agreement and Operative Documents and the compliance by the Company with this Agreement and the Operative Documents and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except, in the case of (A), as would not reasonably be expected to have a Material Adverse Effect or would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement.

5.3.                                  No consent, approval, authorization, order, registration or qualification of or with any court or Authority is required for the issue and sale of the Shares, for the deposit of the Shares with the HKSCC or the consummation by the Company of the transactions contemplated by this Agreement, except (A) such as have been obtained under the Securities Act and the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (B) such consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or any governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) as have been duly obtained and are in full force and effect and copies of which have been furnished to the Joint Global Coordinators, (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by or for the respective accounts of the several Underwriters, and (D) such final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK.

5.4.                                  (A) No person has any pre-emptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, or, except for those provided for under Article 19 of the Amended Equity Joint Venture Contract regarding BeiGene Biologics Co., Ltd. entered into by and between BeiGene (Hong Kong) Co., Limited and Guangzhou GET Technology Development Co., Ltd. dated April 11, 2017 as disclosed in the Disclosure Package and the Final International Prospectus, any other share capital of or other equity interests in the Company or any of its subsidiaries and (B) except as pursuant to the Underwriting

Agreements, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares.

5.5.                                  The use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus, (i) will not conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of an Encumbrance upon any property or assets of any member of the Group pursuant to the memorandum and articles of association or other constituent or constitutive documents or the Governmental Authorization of any member of the Group, (ii) will comply with any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, lease, contract or other agreement (including any distributor agreement) or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of their respective properties or assets may be bound or affected, and (iii) will not violate any Laws applicable to any member of the Group or any of its properties or assets.

5.6.                                  Except as described in the Disclosure Package and the Final International Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the U.S. Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

5.7.                                  There are no contracts, agreements or understandings between the Company and any person that would give arise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares.

6.                                      Accounts and other financial information

6.1.                            The Reporting Accountants, who have audited certain financial statements of the Group, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

6.2.                            (A) The audited consolidated financial statements (and the notes thereto) of the Group included or incorporated by reference in each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis throughout the periods presented (other than as described therein); (B) the preliminary unaudited financial results for the three months ended June 30, 2018 included in each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included or incorporated by reference therein; (C) there are no financial statements (historical or pro forma) that are required to be included in each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus that are not included as required; and (D) the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including, without limitation, any Off-balance Sheet Obligations (as defined below)), not described in all of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus.

6.3.                            The memorandum on profit forecast for the year ending December 31, 2018 and on working capital forecast for the period from April 1, 2018 to December 31, 2019 has been approved by the Directors and reviewed by the Reporting Accountants, has been prepared by the Company to the Company’s knowledge after due and careful enquiry and on the bases and assumptions stated in such memorandum which the Company honestly believes to be fair and reasonable, and to the Company’s knowledge, (A) all statements of fact in such memorandum are complete, true and accurate in all material respects and not misleading in any material respect, (B) all expressions of opinion contained in such memorandum are fair and reasonable, are honestly held by the Company and can be properly supported; and (C) there are no other material facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of such memorandum.

6.4.                            (A) The prospective information included in the profit forecast as set forth in the memorandum of the board of directors on profit forecast for the year ending December 31, 2018 and on working capital forecast for the period from April 1, 2018 to December 31, 2019 (the “Prospective Financial Information”) has been prepared by the Company after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company on the basis of facts known to the best of the Company’s knowledge after due and careful inquiry and in accordance with the Company’s accounting policies described in each of the Disclosure Package and the Final International Prospectus consistently applied in all material respects; (B) the bases and assumptions used in the preparation of the Prospective Financial Information (i) are those that the Company believes are significant in forecasting the consolidated profit attributable to the shareholders of the Company for the year ending December 31, 2018 and estimating the capital expenditures and the projected working capital of the Company for the period from April 1, 2018 to December 31, 2019, as applicable, and (ii) reflect, for each relevant period, a fair and reasonable forecast or estimate by the Company of the events, contingencies and circumstances described therein; and (C) the Prospective Financial Information represents a fair and reasonable forecast by the Company of the consolidated profit attributable to the shareholders of the Company for the year ending December 31, 2018 and fair and reasonable estimates by the Company of the estimated capital expenditures and the projected working capital of the Company for the period from April 1, 2018 to December 31, 2019, as applicable.

6.5.                            The sections entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Judgments and Estimates” of the annual report on form 10-K of the Company filed with the Commission on February 28, 2018 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Judgments and Estimates” of the quarterly report on form 10-Q of the Company filed with the Commission on May 9, 2018 incorporated by reference into the Disclosure Package and the Final International Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure.

6.6.                            The sections entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” of the annual report on form 10-K of the Company filed with the Commission on February 28, 2018 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” of the quarterly report on form 10-Q of the Company filed with the Commission on May 9, 2018 incorporated by reference into the Disclosure Package and the Final International Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any member of the Group, such as structured finance entities and special purpose entities (collectively, “Off-balance Sheet Arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any member of the Group or the availability thereof or the requirements of the Company or any member of the Group for capital resources.

6.7.                            The Cash Flow Forecast Memorandum has been approved by the Directors and reviewed by the Reporting Accountants in connection with the Global Offering and has been prepared by the Company after due and careful enquiry and on the bases and assumptions stated in such memorandum which the Company honestly believes to be fair and reasonable, and to the Company’s knowledge (A) all statements of fact in the Cash Flow Forecast Memorandum are complete, true and accurate in all material respects and not misleading in any material respect; (B) all expressions of opinion contained in the Cash Flow Forecast Memorandum are fair and reasonable, are honestly held by the Company and can be properly supported; and (C) there are no other material facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of the Cash Flow Forecast Memorandum.

6.8.                            To the Company’s knowledge, (A) the factual contents of the reports and letters of the Reporting Accountants that were provided by the Company are complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports or letters misleading, and the opinions attributed to the Company in such reports and letters are held in good faith based upon facts within the best of the Company’s knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and all other pro forma financial statements, information or data, if any, of the Company included in each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus or their review of the Company’s cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

7.                                      Indebtedness and material obligations

7.1.                            No material indebtedness (actual or contingent) and, except as described or incorporated by reference in the Disclosure Package and the Final International Prospectus under the captions “Item 11. Executive Compensation — Employment Agreements with Our Named Executive Officers” and “Certain Relationships and Related Party Transactions — Consulting Arrangements,” and in the current report on Form 8-K filed with the Commission on July 26, 2018 under the caption “Item 1.01. Entry into a Material Definitive Agreement,” no material contract or arrangement is outstanding between the

Company or any other member of the Group and any director or executive officer of the Company or any other member of the Group or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any other member of the Group on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Disclosure Package and the Final International Prospectus.

8.                                      Subsequent events

8.1.                            Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Final International Prospectus, no member of the Group has: (A) entered into or assumed or otherwise agreed to be bound by any contract or agreement, (B) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including, without limitation, contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Group and that are not otherwise described in the Disclosure Package and Final International Prospectus.

8.2.                            Subsequent to the date of the latest audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Final International Prospectus, no member of the Group has sustained any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labour dispute or any action, order or decree of any Authority, except as otherwise disclosed in the Disclosure Package and the Final International Prospectus.

8.3.                            Subsequent to the respective dates as of which information is given in each of the Disclosure Package and the Final International Prospectus, there has not been any development involving a Material Adverse Effect.

9.                                      Assets

9.1.                            Each of the Company and its subsidiaries has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Final International Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Except for the land use right (Certificate Number: YUE (2017) Guangzhou Real Property No. 06600057) owned by BeiGene Guangzhou Biologics Manufacturing Co., Ltd., and the fixed assets at the Company’s Suzhou and

Guangzhou manufacturing sites (Suzhou: Building 9, 218 Sangtian Street, Suzhou Industrial Park, Suzhou, China 215025 and Guangzhou: Between south of NK1-2 Road, and west of Jiulong Road, North area, Sino-Singapore Guangzhou Knowledge City, Guangzhou, China), the Company and its subsidiaries do not own any real property and any real property and buildings held under lease by each of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

9.2.                            Except as described in the Disclosure Package and the Final International Prospectus, in each case, (A) each of the Company and other members of the Group owns, possesses, licenses or has other rights to use all patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), including registrations and/or applications for registration with respect to any of the foregoing, (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Disclosure Package and the Final International Prospectus, however, notwithstanding the foregoing and except as described in each of the Disclosure Package and the Final International Prospectus, in the case of patent rights owned by a third party, to the knowledge of the Company, each of the Company and other members of the Group owns, possesses, licenses or has rights to such patent rights necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Disclosure Package and the Final International Prospectus; (B) all copyrights and patents owned or licensed by the Company (including all copyrights and patents owned or licensed by other members of the Group) are (a) to the knowledge of the Company, valid and enforceable and (b) not subject to any ongoing or, to the knowledge of the Company, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any other member of the Group has received any written notice alleging, nor, to the knowledge of the Company, is there, any infringement, violation or conflict with (and neither the Company nor any other member of the Group knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company and the other members of the Group, or their products; (D) there are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings or claims that allege the Company or any other member of the Group is infringing or has infringed any Intellectual Property right of any third party; (E) the discoveries, inventions, products or processes of the Company and the other members of the Group referenced in the Disclosure Package and the Final International Prospectus, to the knowledge of the Company, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (F) neither the Company nor any of the other members of the Group are in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, any other member of the Group or any third party.

9.3.                            All preclinical studies and clinical trials conducted by or on behalf of the Company that are material to the Company and its subsidiaries, taken as a whole, have been adequately described in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus in all material respects. The preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical studies and clinical trials from which data will be submitted to support marketing approval. The descriptions in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical trial the aggregate results of which call into question the results of any clinical trial conducted by or on behalf of the Company that are described in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus or the results of which are referred to in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus. Except as disclosed in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus, the Company has not received any notices or statements from the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), the China Drug Administration (“CDA”) or any comparable regulatory agency (each a “Regulatory Authority”) imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any preclinical studies or clinical trials that are described in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus or the results of which are referred to in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus. Except as disclosed in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus, the Company has not received any notices or statements from any Regulatory Authority, and otherwise has no knowledge of (i) any investigational new drug application for any potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, materially modified or limited.

9.4.                            To the knowledge of the Company, each of BGB-3111, BGB-290, BGB-283 and BGB-A317 are eligible for the CDA’s Category 1 regulatory pathway.

9.5.                            The Company and each of its subsidiaries: (A) are and at all times have been in compliance in all material respects with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, labeling, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Regulatory Authority alleging or asserting non-compliance with any applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such applicable Laws (“Authorizations”); (C) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority or third party alleging that any product operation or activity is in violation of any applicable Laws or Authorizations and, to the knowledge of the Company, no such proceedings are threatened or contemplated by any such Regulatory Authority or third party; (E) have not received notice that any Regulatory Authority has taken, is taking or will take action to limit, suspend, modify or revoke any Authorizations, and to the knowledge of the Company, no such Regulatory Authority has threatened such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

9.6.                            Any Company-derived statistical and market-related data included in the Disclosure Package and the Final International Prospectus have been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading in any material respect; any third-party statistical and market-related data included in the Disclosure Package and the Final International Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

9.7.                            To the knowledge of the Company, (A) all computer systems, communications systems, software and hardware which are currently owned, licensed or used by the Company or any other members of Group (collectively, the “Information Technology”) comprise all of the information technology systems and related rights necessary to conduct, or material to, the respective businesses of the Company and any other members of the Group as currently conducted or as proposed to be conducted; (B) the Company and any other members of the Group either legally and beneficially own, or have obtained licences for, or other rights to use, all of the Information Technology; (C) each agreement pursuant to which the Company or any other members of the Group has obtained licences for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms, the Company and any other members of the Group have complied with the terms of each such agreement which is in full force and effect, and no default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any other members of the Group has occurred and is continuing or is likely to occur under any such agreement, and neither the Company nor any other members of the Group have given or received to or from any party to terminate any such agreement; (D) in the event that the persons providing maintenance or support services for the Company and any other members of the Group with respect to the Information Technology cease or are unable to do so, the Company and any other members of the Group have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a third party maintain or support the Information Technology; (E) there are no defects relating to the Information Technology; (F) the Company and any other members of the Group has in place procedures to prevent unauthorized access and the introduction of viruses to the Information Technology and to enable the taking and storing of back-up copies of the software and data; and (G) the Company and any other members of the Group has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the Company or any other members of the Group.

9.8.                            (A) The Company and the other members of the Group have complied with all applicable data protection Laws in all material respects; (B) neither the Company nor any other member of the Group has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection Authority alleging any breach or non-compliance by it of the applicable data protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (C) neither the Company nor any other member of the Group has received any claim for compensation from any person in respect of its business under the applicable data protection Laws and industry standards in respect of inaccuracy, loss, unauthorised destruction or unauthorised disclosure of data in the previous three years and there is no outstanding order against the Company or any other member of the Group in respect of the rectification or erasure of data; and (D) no warrant has been issued authorising the data protection Authority (or any of its officers, employees or agents) to enter any of the premises of the Company nor any other member of the Group for the purposes of, inter alia, searching them or seizing any documents or other material found there.

10.                               Compliance with employment and labor Laws

10.1.                     Except as described in the Disclosure Package and the Final International Prospectus, neither the Company nor any other member of the Group has any material obligation to provide retirement, healthcare, death, disability benefits to any of the present or past employees of the Company or any other member of the Group, or to any other person.

10.2.                     Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, no labour dispute, work stoppage, slowdown or other conflict with the employees of the Company or any other member of the Group exists or, to the knowledge of the Company, is threatened.

11.                               Compliance with environmental Laws

11.1.                     (A) The Company and the other members of the Group and their respective assets and operations are in compliance with, and the Company and each of the other members of the Group hold all Authorizations required under, any and all applicable Environmental Laws (as defined below), there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any other member of the Group under, or to interfere with or prevent compliance by the Company or any other member of the Group with, Environmental Laws, except for such events, conditions, circumstances activities, practices, actions, omissions or plans which would not give rise to a Material Adverse Effect; neither the Company nor any other member of the Group (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order, or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Laws” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

12.                               Insurance

12.1.                     The Company and each of the other members of the Group maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and the other members of the Group and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Delivery and each Additional Time of Delivery, if any; neither the Company nor any of the other members of the Group has reason to believe that it will not be able to renew any such insurance as and when such insurance expires or that the insurance will be void; there is no material insurance claim made by or against the Company or any of the other members of the Group, pending, outstanding, or to the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

13.                               Internal controls

13.1.                     The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

13.2.                     The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; all material weaknesses, if any, in internal controls have been identified to the Company’s Reporting Accountants and the Audit Committee; since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final International Prospectus there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Disclosure Package and the Final International Prospectus, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the U.S. Registration Statement, the Company and any other member of the Group and its and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder; the Company has given due consideration to the findings of the Internal Control Consultant with respect to its internal control system.

13.3.                     Each of the Company and the other members of the Group has established, maintained and evaluated, or by the Listing Date shall have established, disclosure and corporate governance controls and procedures that comply with the requirements of the Exchange Act to ensure that (A) material information relating to the Company or any other member of the Group is made known in a timely manner to the Company’s board of directors, principal executive officer and principal financial officer by others within those entities, and (B) the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarised and reported, in a timely manner and in any event within the time period required by applicable Law).

14.                               Compliance with anti-bribery, anti-money laundering and sanctions Laws

14.1.                     None of the Company, any other member of the Group, and any director, officer or employee thereof, or, to the knowledge of the Company, any agent or other person associated with or acting on behalf of the Company or any other member of the Group has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to a political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Bribery Act 2010 of the United Kingdom; or (iv) made any unlawful bribe, payoff, influence payment, kickback payment or rebate.

14.2.                     The operations of the Company and any other member of the Group are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including but not limited to , the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and any other member of the Group conduct business (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any other members of the Group with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Group, threatened.

14.3.                     (A) None of the Group, affiliates, employees, agents and directors and officers in the United States: (i) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Shares contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause 14.3 of this paragraph or in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus; and (E) for the past 5 years, the Company and any member of the Group have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

15.                               Experts

15.1.                     To the Company’s knowledge, (A) the factual contents of the reports, opinions, letters or certificates of the Reporting Accountants, the Industry Consultant and the PRC legal counsel to the Company, respectively, that were provided by the Company are complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, and the opinions attributed to the Company in such reports, opinions, letters or certificates are held in good faith based upon facts within the best of its knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants, the Industry Consultant, the Internal Control Consultant or the PRC legal counsel to the Company, as applicable, for the purposes of its preparation of its report, opinion, letter or certificate (whether or not contained in or incorporated by reference into each of the Disclosure Package and the Final International Prospectus) and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other material information which has not been provided the result of which would make the information so received misleading in any material respect.

16.                               Provision of information to research analysts

16.1.                     None of the Company, any member of the Group and/or any of their respective directors, officers, employees, affiliates and/or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided to any research analyst affiliated with any Underwriter any material information during the course of this offering, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Disclosure Package and the Final International Prospectus or publicly available.

17.                               Material contracts and connected transactions

17.1.                     There are no business relationships or related-party or connected transactions involving the Company or any of its subsidiaries or any other person required to be described in each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus which have not been described as required.

17.2.                     There are no contracts or agreements entered into within two years of the date of the Hong Kong Prospectus (other than contracts entered into in the ordinary course of business) to which the Company or any of the other members of the Group is a party and which are required to be disclosed as material contracts in the Hong Kong Prospectus or filed therewith as material contracts with the Registrar of Companies in Hong Kong have been so disclosed and filed, in their entirety, without omission or redaction unless a certificate of exemption has been granted by the SFC.

17.3.                     Neither the Company nor any other member of the Group has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Disclosure Package and the Final International Prospectus, or specifically referred to or described in, or filed as an exhibit to, the U.S. Registration Statement, and no such termination or non-renewal has been threatened by the Company, any other member of the Group or, to the Company’s knowledge, any other party to any such contract or agreement.

17.4.                     None of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect.

18.                               Taxation

18.1.                     The Company and each member of the Group has (i) filed all material tax returns that are required to be filed or has requested extensions thereof and (ii) except as would not give rise to a Material Adverse Effect, has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith; the provisions included in the audited consolidated financial statements as set out or incorporated by reference in the Disclosure Package and the Final International Prospectus include appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any other member of the Group.

18.2.                     Subject to the qualifications, assumptions and limitations contained therein, the statements set forth in the sections of each of the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus headed “Taxation” are accurate and materially complete and fair.

18.3.                     Except as described in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus, and save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilization Agent and any subsequent transfer of such Shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer Tax or duty or any withholding Tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (i) the issuance of the Offer Shares to the International Underwriters by the Company; (ii) the sale and delivery by the International Underwriters of the International Offer Shares to the initial purchasers thereof; (iii) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (v) deposit of the Offer Shares with the HKSCC.

19.                               Dividends

19.1.                     Except as disclosed in the Disclosure Package and the Final International Prospectus, all dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the Cayman Islands be paid to the holders of the Shares, and all such dividends and other distributions paid on the Shares will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other Tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Governmental Authorizations in the Cayman Islands.

19.2.                     All dividends and other distributions declared and payable on the share capital of BeiGene (Hong Kong) Co., Limited may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions paid on the Shares will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong.

19.3.                     Except as described in the Disclosure Package and the Final International Prospectus, all dividends and other distributions declared and payable on the share capital of any of the PRC subsidiaries of the Company may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC.

20.                               Litigation and other proceedings

20.1.                     Other than as set forth in the Disclosure Package and the Final International Prospectus, there are no legal or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any other members of the Group or the Company’s directors and executive officers, is a party or of which any property of the Company or any other members of the Group is the subject which, if determined adversely to the Company or any other members of the Group, would have a Material Adverse Effect; or that are required to be described in the U.S. Registration Statement, the Disclosure Package and the Final International Prospectus and are not so described; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Authority or threatened by others.

21.                               Market conduct

21.1.                     Save for the appointment of the Stabilizing Manager of the Global Offering as disclosed in the Disclosure Package and the Final International Prospectus, none of the Company and the other members of the Group and their respective directors, officers, employees, agents, affiliates or controlling persons, nor any person acting on behalf of any of them, (A) has taken or will take, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (B) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

22.                               Choice of law and dispute resolution

22.1.                     Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.

22.2.                     Under the laws of the PRC, the choice of law provisions hereof will be recognized by the courts of the PRC and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC and the PRC General Principles of Civil Law relating to the enforceability of foreign judgments and the statements set forth in the Disclosure Package and the Final International Prospectus under the caption “Enforcement of Civil Liabilities.”

22.3.                     The choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of Hong Kong; the Company can sue and be sued in its own names under the laws of Hong Kong; the irrevocable submission by the Company to the jurisdiction of any New York Court (as defined in Section 12 of this Agreement), the waiver by the Company of any objection to the venue of an action, suit or proceeding in any New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of immunity on the grounds of sovereignty or crown status or otherwise and the agreement that this Agreement shall be governed by and construed in accordance with the laws of New York are legal, valid and binding under the laws of Hong Kong and will be respected by the Hong Kong courts; service of process effected in the manner set forth in this Agreement will be effective, insofar as the laws of Hong Kong are concerned, to confer valid personal jurisdiction over the Company; except as disclosed in the Disclosure Package and the Final International Prospectus, any judgment obtained in any New York Court arising out of or in relation to the obligations of the Company under, this Agreement, will be recognized and enforced in Hong Kong courts. It is not necessary under the laws of Hong Kong that any of the International Underwriters or Hong Kong Underwriters should be licensed, qualified or entitled to carry out business in Hong Kong (A) to enable them to enforce their respective rights under this Agreement or the International Underwriting Agreement or any other document to be furnished hereunder or thereunder, or (B) solely by reason of the execution, delivery or performance of this Agreement and the International Underwriting Agreement.

23.                               No other arrangements relating to sale of Offer Shares

23.1.                     Except pursuant to this Agreement and the Hong Kong Underwriting Agreement, neither the Company nor any of the other members of the Group has incurred any liability for any finder’s or broker’s fee or agent’s commission or other payments in connection with the execution and delivery of this Agreement or the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby or by each of the Hong Kong Prospectus and the Final International Prospectus.

24.                               United States aspects

24.1.                     The U.S. Registration Statement, Pricing International Prospectus, Final International Prospectus, any Issuer Free Writing Prospectus and Form 8-A Registration Statement (as defined below), and the filing of the U.S. Registration Statement, Pricing International Prospectus, Final International Prospectus, any Issuer Free Writing Prospectus and Form 8-A Registration Statement with the Commission have been or will be duly authorized by and on behalf of the Company, and the U.S. Registration Statement and Form 8-A Registration Statement have been or will be duly executed pursuant to such authorization by and on behalf of the Company.

24.2.                     The U.S. Registration Statement in respect of the Shares has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

24.3.                     No order preventing or suspending the use of any Preliminary International Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary International Prospectus, at the time of filing thereof, and each broadly available roadshow, if any, when considered together with the Pricing International Prospectus, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

24.4.                     The offer and sale of the Offer Shares are being registered under the Securities Act pursuant to the U.S. Registration Statement.

24.5.                     A registration statement on Form 8-A (File No. 001-37686) in respect of the registration of the Shares under the Exchange Act, has been filed with the Commission; such registration statement has been declared effective by the

Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

24.6.                     The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

24.7.                     (A)(i) At the time of filing the U.S. Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the time of filing the U.S. Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

24.8.                     There are no debt securities or preferred shares of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

24.9.                     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the U.S. Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

25.                               Cornerstone Investment

25.1.                     Pursuant to the SEHK Guidance Letter HKEX-GL85-16, no preferential treatment has been, nor will be, given to any placee and its close associates by virtue of its relationship with the Company in any allocation in the placing tranche.

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

EXHIBIT B

OFFICER’S CERTIFICATE OF COMPANY RE NON-COMFORTED DATA

EXHIBIT C

OVER-ALLOTMENT OPTION EXERCISE NOTICE

EXHIBIT D

Parties to Execute Lock-up Agreement

EXHIBIT E

Form of Lock-Up Agreement

July   , 2018

Goldman Sachs (Asia) L.L.C.
Morgan Stanley Asia Limited

CLSA Limited

Credit Suisse (Hong Kong) Limited

(together, the “Joint Global Coordinators”)

As representatives of the several Underwriters

named in Schedule I to each of the Underwriting Agreements

Re:  BeiGene, Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Joint Global Coordinators”), propose to enter into underwriting agreements (collectively, the “Underwriting Agreements”) on behalf of the International Underwriters and the Hong Kong Underwriters (collectively, the “Underwriters”), with BeiGene, Ltd., a Cayman Islands exempted company (the “Company”), providing for a global offering (the “Global Offering”) of ordinary shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”), pursuant to (1) a Hong Kong prospectus in connection with the public offering of Ordinary Shares in Hong Kong and (2) a Registration Statement on Form S-3 (File No. 333-218301) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) (collectively, the “Offering Documents”).

In consideration of the agreement by the Underwriters to offer and sell the Ordinary Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”) the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any American Depositary Shares (“ADSs”) or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC and/or the Securities and Futures Ordinance (Chapter 571 of The Laws of Hong Kong) (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

The Lock-Up Period will commence on the date of this letter agreement (the “Lock-Up Agreement”) and continue for 90 days after the date of listing of Ordinary Shares on The Stock Exchange of Hong Kong Limited (the “Public Offering Date”).

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) acquired in the Global Offering, or transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the Public Offering Date, (ii) as a bona fide gift or gifts, (iii) to any member of the immediate family of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that any such transfer shall not involve a disposition for value, (iv) by will or intestate succession upon the death of the undersigned, (v) by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement, (vi) by surrender or forfeiture of Ordinary Shares, ADSs or other securities of the Company to the Company to satisfy (x) tax withholding obligations upon exercise or vesting or (y) the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire Ordinary Shares or ADSs pursuant to the Company’s equity incentive plans described in the Offering Documents, (vii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction occurring after the completion of the Global Offering, in each case made to all holders of Ordinary Shares, including in the form of ADSs, involving a Change of Control (as defined below), provided that (x) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the terms of this Lock-Up Agreement and (y) no such transfer of Ordinary Shares, ADS or any such warrant or other security shall be permitted pursuant to this clause (vii) if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not approved by the board of directors of the Company, unless either (A) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under applicable law or (B) the failure to so transfer such Undersigned’s Shares would result in such Undersigned’s Shares being extinguished without value being received by the undersigned, (viii) to the Company arising as a result of the termination of employment of the undersigned and pursuant to employment agreements under which the Company has the option to repurchase such Undersigned’s Shares or a right of first refusal with respect to transfers of such Undersigned’s Shares, provided that any filing made pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities and Futures Ordinance (Chapter 571 of The Laws of Hong Kong) shall include a footnote noting the circumstances described in this clause, or (ix) with the prior written consent of Goldman Sachs (Asia) L.L.C. and Morgan Stanley Asia Limited on behalf of the Underwriters. Notwithstanding the foregoing, nothing in this Lock-Up Agreement shall prohibit the exercise of any option, warrant or other rights to acquire the Company’s Ordinary Shares, ADSs or other securities, the settlement of any share-settled share appreciation rights, restricted shares or restricted share units or the conversion of any convertible security into Ordinary Shares or ADSs, in each case described in the Offering Documents, provided that the underlying Ordinary Shares, ADSs or other securities remain subject to this Lock-Up Agreement and provided further that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period. In addition, with respect to clauses (i) through (vi) above, it shall be a condition to such transfer that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period and, with respect to clauses (ii) through (v) and (vii), prior to such transfer or distribution, the transferee, donee, trustee or distributee agrees to be bound in writing by the restrictions set forth herein.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the undersigned may transfer the Undersigned’s Shares (x) to another corporation, partnership, limited liability company, trust or other affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) or (y) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Undersigned’s Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Undersigned’s Shares except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. Furthermore, (i) nothing in this Lock-Up Agreement shall be deemed to prevent the undersigned from establishing any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares; provided that (x) such Plan does not provide for the transfer of ADSs or Ordinary Shares during the Lock-Up Period and (y) no public announcement or filing under the Exchange Act regarding the establishment of such Plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company; and (ii) the restrictions contained herein shall not apply to any sales of the Undersigned’s Shares beginning 30 days after the Public Offering Date pursuant to a Plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect as of the date hereof and disclosed to Goldman Sachs (Asia) L.L.C. and Morgan Stanley Asia Limited; provided any filing under Section 16(a) of the Exchange Act as a result of such sales will contain a footnote disclosing that such sales were pursuant to a trading plan pursuant to Rule 10b5-1.  In addition, notwithstanding the forgoing, nothing in this Lock-Up Agreement shall be deemed to prevent the registration of the offering and sale of the Company’s securities as contemplated by the Underwriting Agreements and the sales of the securities to the Underwriters in the Global Offering. The undersigned now has, and, except as contemplated by the above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and the depositary for the ADSs against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

For purposes of the foregoing paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Global Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) Goldman Sachs (Asia) L.L.C. and Morgan Stanley Asia Limited, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreements that they have or it has determined not to proceed with the Global Offering contemplated by the Underwriting Agreements, (ii) the termination of either Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of Ordinary Shares, or (iii) September 30, 2018 (provided, however, that the Company may extend such date by up to three months with written notice to the undersigned prior thereto if the Company is still pursuing the Global Offering contemplated by the Underwriting Agreements), in the event the closing of the Global Offering shall not have occurred prior to such date.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-up Agreement]